CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 10-K into the Company's previously filed Form S-8 Registration Statements, File Nos. 333-12677 and 333-12679.

/S/ Athur Andersen LLP

ARTHUR ANDERSEN LLP


Chicago, Illinois
March 19, 1997